                                                                    Exhibit 10.6

                           DATED                 1998
                           --------------------------





                           REYNARD MOTORSPORT LIMITED


                                     - and -



                               ADRIAN JOHN REYNARD



                           --------------------------
                                    AGREEMENT
                                 for service as
                                    Chairman
                                   (Overseas)
                           --------------------------





                              Davies Arnold Cooper
                                     London

                               Tel: 0171 936 2222

                                    CONTENTS

CLAUSE        HEADING                                                                                      PAGE

1.  Interpretation............................................................................................3
2.  Appointment And Term......................................................................................4
3.  Duties ...................................................................................................5
4.  Remuneration..............................................................................................6
5.  Expenses .................................................................................................6
6.  Other Interests...........................................................................................7
7.  Holiday    ...............................................................................................7
8.  Sickness/Accident.........................................................................................8
9.  Intellectual Property.....................................................................................8
10. Non-Disclosure Of Confidential Information...............................................................10
11. Termination Of Appointment...............................................................................11
12. Duties Upon Termination..................................................................................12
13. Non-Competition..........................................................................................13
14. Reconstruction...........................................................................................14
15. Disciplinary And Grievance Procedures....................................................................15
16. Prior Arrangements.......................................................................................15
17. Pension, Etc Provisions..................................................................................15
18. Notices And Proceedings..................................................................................15
19. Benefit Of Agreement.....................................................................................16
20. Accrued Rights...........................................................................................16
21. General .................................................................................................16
22. Governing Law And Jurisdiction...........................................................................17

AGREEMENT dated                                                            1998


(1) REYNARD MOTORSPORT LIMITED (Company no 2843803) whose registered office is at Reynard Centre, Telford Road, Bicester, Oxfordshire OX6 0UY ("the Company"); and

(2) ADRIAN JOHN REYNARD of c/o Reynard Motorsport Limited aforesaid ("the Executive").

NOW IT IS HEREBY AGREED as follows:-

1.   INTERPRETATION

     In this Agreement and in the Schedules hereto unless the context otherwise requires:-

1.1  The following words and expressions shall bear the following meanings:-

     "BAR" British American Racing Limited;

     "BAR CONSULTANCY DEED" a Deed dated 27 November 1997 made between BAR (1) RF1 (2) the Executive (3) in connection with the provision of services by RF1 to BAR;

     "THE BOARD" the Board of Directors for the time being of the Company (including any duly constituted committee thereof);

     "THE BUSINESS"

     (1) the business of BAR, being the business of owning and running a Formula One racing car team which shall compete in the FIA Formula One Grand Prix Championship and designing, developing, manufacturing and maintaining Formula One racing cars for such team; and/or

     (2) the business of the Company being the design and manufacture of racing cars and racing car components and consultancy services to the automotive and transportation industries;

     "COMPETING BUSINESS" any business which competes with the Business and which includes any business supporting the manufacture, promotion or marketing of tobacco products other than those of British - American Tobacco Company Limited ("BAT") and Connected Persons of BAT and any anti-smoking campaign or products of any other activity inconsistent with the manufacture, promotion or marketing of tobacco products of BAT or Connected Persons of BAT;

     "CONNECTED PERSON" any person with which the Executive is connected (as determined by section 839 of the Income and Corporation Taxes Act 1988);

     "THE GROUP" the Company and all Group Companies from time to time;

     "GROUP COMPANY" the Company and every company which is for the time being directly or indirectly a subsidiary of the Company or which is a holding company of the Company or a subsidiary of any such holding company as such phrases are defined in s736 of the Companies Act 1985;

     "RF1" Reynard Formula 1 Limited, a wholly owned subsidiary of the Company;

     "TERRITORY" the world outside the United Kingdom.

1.2  Words denoting the singular number shall include the plural and vice versa.

1.3  Words denoting any gender shall include all genders.

1.4 References to persons shall include corporations and other associations or bodies of persons whether or not incorporated and any government, state or agency of a state whether or not any of the foregoing has any separate legal personality.

1.5 Any reference to a statute or statutory provision shall be construed as including a reference to any statutory modification, consolidation or re-enactment (whether before or after the date hereof) from time to time and shall include reference to any provision of which it is a re-enactment (whether with or without modification).

1.6 Clause headings are for ease of reference only and shall not affect the construction or interpretation of this Agreement.

2.   APPOINTMENT AND TERM

2.1 Subject to earlier termination by the Company at any time pursuant to the provisions of Clauses 2.1, 8 or 11 the Executive shall serve the Company as Chairman in the Territory subject to the provisions of this Agreement from the date of this Agreement until 31st December 2001 and continuing thereafter subject to not less than six months notice of termination by the Company or the Executive such notice not to expire prior to 31st December 2001.

2.2 Notwithstanding the provisions of clause 2.1, this Agreement may be terminated by not less than three months' notice from the Company following termination or notice of termination (for any reason) of the BAR Consultancy Deed. In the event of termination of the BAR Consultancy Deed without the Company exercising its right to terminate under this clause, the Executive's remuneration may be reviewed and revised by the Company to take account of the revised circumstances (including the cessation of payments to RF1 under the BAR Consultancy Deed).

2.3 During the continuance of his appointment hereunder the Executive shall well and faithfully serve the Company and all Group Companies for which he may be required to perform services and use his best endeavours to promote the interests of the Company and the Group and devote so much of his time and attention as may be necessary to the proper performance of his duties hereunder.

2.4 During the time that the Executive is performing his duties he shall at the Company's request perform services for RF1 for such number of working days per annum as are required to enable that Company to discharge its duties under the BAR Consultancy Deed.

3.   DUTIES

3.1 The Executive shall within the Territory perform such duties and exercise such powers and discretions consistent with the position to which he is appointed hereunder or with his status qualifications and experience as the Board may from time to time reasonably delegate to him including but not limited to:

     3.1.1 acting as Chairman of the Company in respect of its business in its overseas markets; and

     3.1.2 the duties and responsibilities within the Territory of "the Executive" set out in the BAR Consultancy Deed;

     in every case on such terms and conditions and subject to such restrictions as the Board or (pursuant to the BAR Consultancy Deed) the Board of Directors of BAR as the case may be may from time to time reasonably impose.

3.2 The Executive shall in the performance of his duties hereunder and without further remuneration (except as otherwise agreed) act also as a director, officer or employee of any other Group Company as the Board may require and shall carry out the duties attendant on any such appointment as if they were duties to be performed by him on behalf of the Company hereunder.

3.3 The Executive shall whenever required to do so fully and promptly give to the Board or the Board of Directors of BAR (in respect of duties pursuant to the BAR Consultancy Deed) such explanations information and assistance as the Board or the Board of Directors of BAR may require of all transactions and affairs relating to the Company and every Group Company in or on which he is from time engaged or for which he is from time to time responsible and BAR.

3.4 The Executive's employment shall be based at such location outside the United Kingdom as the Board may from time to time deem appropriate and notify to the Executive. The Executive shall if called upon to do so and without any further remuneration than is mentioned herein (but subject to reimbursement of his reasonable travel expenses incurred in connection therewith) undertake such travel and perform such duties in any part of the Territory as the Board may think fit and as the Company's and/or any Group Company's business may dictate and, without prejudice to the generality hereof, as is required properly to fulfil the duties of RF1 within the Territory under the BAR Consultancy Deed.

4.   REMUNERATION

4.1 The Company shall pay to the Executive by way of remuneration for the proper performance of his duties hereunder a fixed salary at the rate of One million one hundred and twenty five thousand US dollars ($1,125,000) per annum such salary to be deemed to accrue from day-to-day and to be payable by equal monthly instalments (less tax and other appropriate deductions) in arrears on or about the last day of the month. The Company shall at the request of the Executive pay all or part of such salary to a foreign bank account and such payment(s) shall be wholly or partly denominated in such foreign currency as the Executive shall request.

4.2 Such remuneration shall (without obligation) and subject to clause 2.1 be reviewed annually.

4.3 If the Executive receives, directly or indirectly, any benefit from BAR (other than pursuant to this Agreement) whether by way of additional remuneration or "benefit in kind", he shall notify the Company of the same and (save to the extent dealt with under any other agreement between the Executive and the Company) an amount equal to the fair value of the same shall be deducted from the Executive's remuneration hereunder either in the month following his receipt of such benefit (in the case of a "one off" benefit) or on a monthly basis for the duration of the benefit (in the case of a continuing benefit). In the event of any difference between the Company and the Executive as to the value of such a benefit, the same shall be referred to the Company's auditors whose decision shall be final and binding on the parties.

5.   EXPENSES

     In addition to the salary payable hereunder there shall be reimbursed to the Executive such sums as shall cover all expenses properly and reasonably incurred by him in the performance of his duties hereunder on production of the relevant receipts or other evidence of payment therefor satisfactory to the Company including expenses of entertainment subsistence and travelling.

6.   OTHER INTERESTS

     During the continuance of this appointment and for the period of one year following the termination of this Agreement the Executive and his Connected Persons shall not directly or indirectly carry on or be engaged or interested in any Competing Business PROVIDED THAT nothing in this Clause shall prevent the Executive holding or owning for bona fide investment purposes not more than three per cent of any class of stocks shares or debentures quoted or dealt in on the London Stock Exchange.

7.   HOLIDAY

     In addition to normal bank and public holidays the Executive shall be entitled to 15 working days holiday with pay in each year (running 1 October to 30 September) (in addition to any holiday entitlement pursuant to any other agreement with the Company) to be taken at such times and in such periods as shall be mutually agreed between the Executive and the Company and which are consistent with the proper performance of the duties of the Executive hereunder. Where the Executive is employed for part of a year only, he will be entitled to paid holiday pro rata to the number of completed weeks worked by him in the relevant year.

8.   SICKNESS/ACCIDENT

8.1  Without prejudice to the following provisions of this Clause 8 or of Clause
     2.1 if the Executive becomes incapable of carrying out his duties hereunder because of illness or other incapacity he shall on the production of a medical certificate or other evidence satisfactory to the Board (the Board reserving the right to require the Executive to be examined by a doctor nominated by the Board) be entitled to receive:

     8.1.1 the Executive's salary at the rate determined pursuant to Clause 4 (inclusive of any sickness benefit statutory sick pay or allowance or other injury or disablement benefit to which the Executive may be entitled whether or not claimed) during a continuous period or an aggregate of three months in any period of 12 months;

     8.1.2 one half of the Executive's salary at the rate determined pursuant to Clause 4 (inclusive of any sickness benefit, statutory sick pay or allowance or other injury or disablement benefit to which the Executive may be entitled whether or not claimed) during a continuous period or an aggregate of over three months but less than six months in any period of 12 months;

     8.1.3 on the expiry of such period (aggregate or continuous) of six months referred to in Clause 8.1.2 if the Executive remains incapable of carrying out his duties hereunder because of illness or incapacity (while such illness or incapacity continues) such salary as the Board may absolutely determine.

8.2 If the Executive shall be incapacitated by illness or accident for a continuous period or an aggregate period of six months in any period of 12 months at any time during the subsistence of this appointment the Company may terminate the appointment of the Executive hereunder forthwith and thereupon the Executive shall have no claim against the Company in respect of such termination.

9.   INTELLECTUAL PROPERTY

9.1 As part of, and in the normal course of, his duties under the Agreement, the Executive will be concerned to carry on research into and development of the processes, products, designs, equipment, techniques and projects from time to time used, made or undertaken by the

     Company or any Group Company or which could be used, made or undertaken by them, and to invent, discover, design, develop or improve processes, products, designs, equipment and techniques for the benefit of and for use by the Company and any Group Company.

9.2 If the Executive in the course of his normal duties or other duties specifically assigned to him (whether or not during normal working hours) either alone or in conjunction with any other person:

     9.2.1 originates any design (whether registrable or not) or other work in which copyright or design right may subsist; and/or

     9.2.2 makes, discovers or produces any invention, process or development he shall forthwith disclose the same to the Company and shall (subject to sub-clauses 9.3, 9.4 and 9.5) regard himself in relation thereto as a trustee for the Company.

9.3 The Executive hereby assigns wholly and absolutely the copyright, future copyright, design right and future design right and other proprietary rights if any for the full term thereof throughout the world in respect of all copyright works written, originated, conceived or made by the Executive (except only those copyright or design right works written, originated, conceived or made by it or him wholly outside the performance of his duties hereunder) during the period of this Agreement to hold absolutely including the right to sue for damages for past infringements.

9.4 The Executive acknowledges that, for the purposes of section 2(1) of the Registered Designs Act 1949 as amended by the Copyright Designs and Patents Act 1988, the Company shall be treated as the original proprietor of a design, where such design is created by him in the course of the performance of his duties hereunder.

9.5 Any such invention, process or development will be the absolute property of the Company (except to the extent, if any, provided otherwise by section 39 of the Patents Act 1977) and the Executive will, if and when required by the Company (whether during the continuance of this Agreement or afterwards) and at its expense, apply, or join with the Company in applying, for letters patent or other protection in any part of the world for any invention process or development.

9.6 The Executive agrees and undertakes that he will execute such deeds or documents and do all such acts and things as may be necessary or desirable or substantiate and maintain the rights of the Company in respect of the matters referred to in sub-clauses 9.2. to 9.5 inclusive at the Company's request and expense.

9.7 The Executive irrevocably appoints the Company as his attorney in his name and on his behalf to execute all documents and do all things required in order to give full effect to the provisions of this clause.

10.  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

10.1 The Executive shall not at any time either during or after the termination of this Agreement unless otherwise required to do so by law divulge or communicate to any person or persons except to those of the officials of the Company whose province it is to know the same or turn or seek to turn to the personal use or advantage of the Executive or any third party any of the secrets or any other information of whatsoever nature which may be in his possession or which he may receive or obtain in relation to the dealings transactions or affairs of any company within the Group or of BAR or the identity of those with whom any such company conducts business or their dealings transactions or affairs (including but not limited to information relating to the Business or finances, assets, liabilities, dealings, transactions, know-how, drivers, team sponsors, sub-sponsors, suppliers, customers, processes or affairs of BAR) or in relation to the working of any process or invention or method of carrying on business which is carried on or used or employed by any such company or which he may make or discover at any time during the subsistence of his appointment hereunder or use or attempt to use any such secrets knowledge or other information in any manner which may injure or cause loss whether directly or indirectly to any such company as aforesaid or use his personal knowledge of or influence over any customers clients suppliers or contractors of or to any such company so as to take advantage of that company's trade or business connections and shall at all times use his best endeavours to prevent disclosure or publication of such secrets and information.

10.2 The provisions of this Clause shall continue to apply after the termination of this Agreement but shall cease to apply to any information or knowledge which may at any time come into the public domain other than through an unauthorised disclosure.

10.3 The Executive shall not during the subsistence of his appointment hereunder or upon any termination (howsoever arising) make otherwise than for the benefit of any Group Company any notes or memoranda relating to any Group Company or its business all of which shall in any event belong to the Group and/or the particular company concerned.

11.  TERMINATION OF APPOINTMENT

11.1 If the Executive shall:-

     11.1.1 be guilty of any serious or wilful or persistent breach or breaches or non-observance of any of the provisions of this Agreement which if capable of remedy is not remedied within 21 days of being required to do so (including those of Clause 3.3) or refuse or fail to carry out any of the duties assigned to him hereunder; or

     11.1.2 be guilty of conduct which in the opinion of the Board is detrimental to the reputation or interests of the Company or any other Group Company; or

     11.1.3 become or be adjudicated bankrupt or have a petition for bankruptcy presented against him or enter into any arrangement or composition with his creditors or become a patient as defined in the Mental Health Act 1983 or become disqualified by law from being a director of or taking part in the management of the Company or any relevant Group Company; or

     11.1.4 be found guilty of any criminal offence other than an offence which in the reasonable opinion of the Board does not affect his position as a director of the Company;

     11.1.5 absent himself from the performance of his duties without just cause or permission;

     the Company may in any such case (without prejudice to any claims which the Company may have in respect of the Executive's employment) by written notice to the Executive summarily terminate the Executive's employment hereunder without any payment in lieu of notice or otherwise and the Executive shall have no claim against the Company for damages or otherwise by reason of such termination nor shall any delay by the Company in exercising such right of termination constitute any waiver of it.

11.2 The Company reserves the right to make payments in lieu of any notice required to be given under this Agreement.

11.3 The Company also reserves the right to require the Executive to remain away from work during his notice period as the Board may consider appropriate and if the Company so requires the Executive to remain away from work during his notice period (whether notice shall have been given by the Executive or the Company) the Executive will be required to comply with any and all conditions laid down by the Company and (without prejudice to the foregoing) whilst on full pay during such time will not be permitted to work for any other person or on his own behalf without the prior written consent of the Board.

11.4 Should the Executive leave without notice or during any notice period without the prior consent of the Board the Company reserves the right to deduct from or set off against any monies due to the Executive from the Company (whether by way of salary, bonus, accrued holiday pay, expenses or otherwise) a sum or sums equal to the aggregate of a day's pay for each day not worked during the notice period and any monies due (howsoever) from the Executive to the Company.

12.  DUTIES UPON TERMINATION

     Upon termination of this Agreement for whatever reason and howsoever arising or effected the Executive shall forthwith (and in any event not later than seven days after such termination):-

12.1 deliver up to the Board all documents statistics accounts memoranda papers records and other items of whatsoever nature or description which may be in his possession or control and relate in any way to the business or affairs of any Group Company or BAR (howsoever the same may have come into his possession and whether or not they or any of them may have been prepared by him) and no such documents or other items as aforesaid nor any part or copy thereof shall be retained by him; and

12.2 resign (without any right to claim for compensation or damages for loss of such office or appointment) from the office of director and from any other office or appointment held by him in the Company and any Group Company.

13.  NON-COMPETITION

13.1 Subject as hereinafter provided after the termination of his employment hereunder (howsoever arising or effected) the Executive shall not either on his own behalf or on behalf of any Connected Person whether directly or indirectly for a period of one year:-

     13.1.1 be engaged or interested or concerned directly or indirectly in the provision of any services of a type provided by the Company at any time during the period of 12 months prior to the date of such termination in a way which competes with the Company;

     13.1.2 directly or indirectly solicit canvass or approach on behalf of a competing business any person who at the date of such termination or any time during the period of 12 months prior to the date of such termination was:-

            (a) a customer or client with whom the Executive had in such period any dealings or other involvement on behalf of the Company or BAR; or

            (b) to the Executive's knowledge negotiating with the Company or BAR for the supply of goods or services.

     13.1.3 in relation to any Competing Business directly or indirectly accept the custom of any person who at the date of such cessation or at any time within the period of 12 months prior to the cessation was a customer or client of the Company or BAR or who was a prospective customer or client and of whose prospective associations the Executive was aware.

13.2 The Executive shall not at any time after ceasing to be employed hereunder:-

     13.2.1 interfere or seek to interfere with the continuance of supplies (or the terms of such supplies) to the Company from any suppliers who supply or have been supplying goods materials or services to the Company at any time during the period of 12 months prior to such cessation;

     13.2.2 procure or assist in the commission of acts which if done by the Executive would be in breach of the terms of this Agreement;

     13.2.3 make any untrue statement in relation to the Company and in particular shall not represent himself as being in any way employed by connected with or interested in or knowledgeable about the business of the Company.

13.3 The Executive agrees that both during and for a period of three years following termination or expiry of this Agreement he will not at any time solicit or entice away or endeavour to solicit or entice away (either alone or jointly with any other person), any person employed by the Company in an executive, technical or sales capacity with a view to inducing that person to leave his employment or office with the Company or any Group Company and to act for another employer in the same or a similar capacity.

13.4 Without prejudice to the foregoing provisions of clause 13 the Executive will comply with the restrictions in clause 7 of the BAR Consultancy Deed and will enter into such direct agreement with BAR in respect of the same as it may reasonably require.

13.5 The covenants contained in Clauses 13.1.1, 13.1.2, 13.1.3, 13.2.1, 13.2.2,
     13.2.3, 13.3 and 13.4 shall be construed as and are separate covenants one from another.

13.6 The Executive acknowledges and agrees that the restrictions set out in this Clause 13 are reasonable in all the circumstances and will not prevent him from earning his livelihood.

13.7 If any covenant or restriction set out in this Clause 13 or any part thereof is or would be held to be invalid or unenforceable or void but would not be so held if modified or varied then such provision shall apply with such modification or variation as may be necessary to make it valid and effective.

14.  RECONSTRUCTION

     If before the expiration of this Agreement or any extension hereof the appointment of the Executive hereunder shall be determined by reason of reconstruction or amalgamation whether by winding-up of the Company or otherwise and the Executive shall be offered immediate employment with any company resulting from or formed or acquired in connection with such reconstruction or amalgamation of a similar nature to that hereby agreed on terms no less favourable to him than those herein contained then the Executive shall have no claim against the Company for compensation or damages or otherwise howsoever arising out of such determination.

15.  DISCIPLINARY AND GRIEVANCE PROCEDURES

     There are no specific disciplinary rules applicable to the Executive's employment. If the Executive is dissatisfied with any disciplinary decision taken in relation to him or has any grievance relating to his employment he should submit particulars in writing to the Board who will endeavour to resolve it to the satisfaction of the Executive and the Company but in the event of any failure to achieve such outcome the decision of the Board shall be final.

16.  PRIOR ARRANGEMENTS

     The Executive hereby covenants with the Company that he is not a party to any agreement or arrangement (formal or informal legal or moral) such as will or might preclude him from entering into this Agreement or performing any of his obligations hereunder.

17.  PENSION, ETC PROVISIONS

     There is no pension scheme in which the Executive will be entitled to participate by virtue of his appointment hereunder.

18.  NOTICES AND PROCEEDINGS

18.1 Any notice under this Agreement shall be in writing and be signed by or on behalf of the party giving it.

18.2 Any such notice may be served by leaving it at or sending it by facsimile e-mail prepaid recorded delivery or registered post to the address and for the attention of the relevant party as set out in this Agreement or as otherwise notified from time to time in accordance with the provisions of this Clause.

18.3 In the event of any action or proceedings (including arbitration proceedings) being begun pursuant to or in respect of this Agreement the parties hereto agree that service of the process by which the action or proceedings is or are begun and of any and all other documents relating to such action or proceedings shall (without however preventing any party from utilising such other modes of service as may for the time being be permitted by the Rules of the Supreme Court 1965 or any amendment or reissue thereof) be full and proper if effected in the manner and at the address prescribed by the provisions of this Clause relating to notices.

18.4 Any notice and/or any document relating to any action or proceedings (including an originating process) so served by facsimile e-mail or post shall be deemed to have been received:-

     18.4.1 in the case of facsimile or e-mail 12 hours after the time of despatch provided (in the case of facsimile) an error-free transmission report or (in the case of e-mail) no error message indicating failure to deliver has been received by the sender; and

     18.4.2 in the case of recorded delivery or registered post 24 hours from the time of posting if from and to an address in the United Kingdom or Northern Ireland or five days from the time of posting if from or to an address elsewhere.

19.  BENEFIT OF AGREEMENT

     This Agreement shall be binding on and shall enure for the benefit of the successors and assigns and personal representatives (as the case may be) of each of the parties hereto.

20.  ACCRUED RIGHTS

     The termination of this Agreement howsoever caused shall be without prejudice to any obligations or rights of any of the parties hereto which shall have accrued prior to such termination and shall not affect any provision of this Agreement which is expressly or by implication provided to come into effect on or to continue in effect after such termination.

21.  GENERAL

21.1 This Agreement constitutes the entire agreement between the parties hereto in respect of the matters dealt with herein and supersedes any previous agreement or arrangement between the parties in relation to such matters.

21.2 No variation of this Agreement shall be valid or effective unless made by one or more instruments in writing signed by both of the parties.

21.3 No failure to exercise and no delay in exercising on the part of either of the parties hereto any right power or privilege hereunder shall operate as a waiver thereof nor shall any single partial exercise of any right power or privilege preclude any other or further exercise thereof or the exercise of any other right power or privilege.

21.4 The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies otherwise provided by law.

21.5 Notwithstanding that any provision of this Agreement may prove to be illegal or unenforceable the remaining provisions of this Agreement shall continue in full force and effect.

21.6 Any date or period mentioned in this Agreement may be extended by agreement between the parties hereto (or such of the parties as may be affected thereby) but subject thereto as regards any date or period (whether or not extended as aforesaid) time shall not be of the essence of this Agreement.

21.7 This Agreement is in substitution for all previous agreements whether or not reduced to writing between the parties hereto governing the terms and conditions of employment of the Executive which shall be deemed to have been terminated by mutual consent on the date upon which this Agreement is deemed to have commenced but without prejudice to the intention of the Company and the Executive that the employment of the Executive hereunder shall be deemed to be a continuation of his previous employment with the Company in the Territory.

22.  GOVERNING LAW AND JURISDICTION

22.1 This Agreement shall be governed by and construed in accordance with English Law.

22.2 Each of the parties hereto irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to hear and determine any suit action or proceeding and to settle any disputes which may arise out of or in connection with this Agreement and for such purposes irrevocably submit to the jurisdiction of such courts.

IN WITNESS whereof the parties have executed these presents as their deed the day and year first above written.


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


EXECUTED AS A DEED by....                         )
REYNARD MOTORSPORT LIMITED                        )
by                                                )




                         Director


                         Secretary/Director






SIGNED and DELIVERED                              )
by the said ADRIAN JOHN REYNARD                   )
in the presence of:-                              )



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